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First Deposit National Bank
Providian National Bank
May 28, 1996
Page 1





                 Letterhead of Gallagher, Callahan & Gartrell




                                   May 28, 1996



First Deposit National Bank
295 Main Street
Tilton, New Hampshire 03276

Providian National Bank
53 Regional Drive
Concord, New Hampshire 03301

                           FIRST DEPOSIT MASTER TRUST
                            ASSET BACKED CERTIFICATES

Ladies and Gentlemen:

     We have acted as special New Hampshire tax counsel for First Deposit National Bank, a national banking association ("FDNB"), and Providian National Bank, a national banking association ("PNB"), in connection with the filing by FDNB and PNB, on behalf of the First Deposit Master Trust (the "Trust"), with the Securities and Exchange Commission of Registration Statement No. 33-99462 on Form S-3 (the "Registration Statement") registering Asset Backed Certificates representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), among FDNB, PNB and Bankers Trust Company, as Trustee,

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First Deposit National Bank
Providian National Bank
May 28, 1996
Page 2


and a Series Supplement to the Pooling and Servicing Agreement among FDNB, PNB and the Trustee, substantially in the forms incorporated by reference as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

     We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the sub-heading "State and Local Tax Consequences - New Hampshire", appearing under the heading "Tax Matters", accurately describe the material New Hampshire state tax consequences to holders of the Certificates.

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First Deposit National Bank
Providian National Bank
May 28, 1996
Page 3




     We know that we are referred to under the headings "Tax Matters" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.3 and 24.3 thereto.


                                              Very truly yours,

                                              /s/ Gallagher, Callahan & Gartrell
                                              ----------------------------------
                                              GALLAGHER, CALLAHAN & GARTRELL
                                              Professional Association